Exhibit 23.3

                                 Brian F. Faulkner
                           A Professional Law Corporation
                           27127 Calle Arroyo, Suite 1923
                        San Juan Capistrano, California 92675
                                 (949) 240-1361


January 19, 2005


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. - Form SB-2

Dear Sir/Madame:

     I have acted as a counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form SB-2 ("Registration Statement") relating to the registration of 1,303,426,829 shares of common stock ("Shares"), $0.001 par value per Share, by a selling shareholder of the Company. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner